UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On February 12, 2010, Artesian Water Company, Inc. (“Artesian Water or the “Company”) entered into a Financing Agreement (the “Agreement”) with the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health (the “Department”).

The Department makes loans to and acquires obligations from eligible persons in Delaware to finance the costs of drinking water facilities in accordance with the Federal Safe Drinking Water Act   The Company has been given a loan of approximately $3.9 million (the “Loan”) from the Fund to finance all or a portion of the cost of improvements and upgrades to specific water mains in service areas located in New Castle County, Delaware (collectively, the “Project”).  In accordance with the Agreement, the Company will from time to time request funds under the Loan as it incurs costs in connection with the Project.  The Company shall pay to the Department, on the principal amount drawn down and outstanding from the date drawn, interest at a rate of 1.705% per annum and an administrative fee at the rate of 1.705% per annum.  Interest and administrative fees accrue starting on the closing date, with initial payment commencing in August 1, 2010 and semiannually thereafter.  Upon completion of the Project, the Company will begin making semiannual principal payments on the outstanding principal amount, in addition to the interest and administrative fees, with unpaid balances due and payable in full on February 1, 2031.

The Agreement contains customary events of default, including, but not limited to, the occurrence of payment default and a covenant default.  In the event of a default by the Company, the Department may stop making additional funds available, and require the Company to repay its entire debt immediately.

The above summary of the Agreement is qualified in its entirety by the complete copy of the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.  All readers are encouraged to read the entire text of the Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1
Financing Agreement and General Obligation Note dated February 12, 2010 between Artesian Water Company, Inc. and Delaware Drinking Water State Revolving Fund Delaware Department of Health and Social Services, Division of Public Health.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: February 17, 2010	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer